Exhibit 99.1


For Immediate Release:                      Company Contact:
---------------------                       ---------------
April 8, 2004                               Nancy C. Broadbent
                                            Chief Financial Officer
                                            (215) 579-7388

                                            Investor Relations:
                                            ------------------
                                            Lisa M. Wilson
                                            In-Site Communications
                                            (212) 759-3929


            CollaGenex Pharmaceuticals Settles Mutual Pharmaceuticals
            ---------------------------------------------------------
                            Patent Infringement Case
                            ------------------------

              CollaGenex and Mutual enter into License and Supply
                   Agreement for branded version of Periostat


Newtown, Pa., April 8, 2004 - CollaGenex Pharmaceuticals, Inc. (Nasdaq: CGPI) today announced that it has settled all pending litigation between CollaGenex and United Research Laboratories, Inc./Mutual Pharmaceutical Company, Inc. ("Mutual").

     In connection with the settlement, CollaGenex and Mutual entered into a License and Supply Agreement pursuant to which Mutual received a license to sell a branded version of Periostat(R). Under this agreement, CollaGenex will be the sole supplier of this product to Mutual, subject to certain conditions, at prices below CollaGenex's average manufacturer's price through May 2007 or the earlier termination of such supply arrangements due to certain circumstances. In addition, CollaGenex agreed not to grant any license to sell Periostat in generic trade dress to any third party during the supply term.

     The arrangement with Mutual was contingent upon, among other things, the formal notice from First DataBank, Inc. that Mutual's product has been listed on First DataBank's customer databases and priced as a branded product. This formal notice occurred this afternoon consistent with First DataBank's weekly standard practice of providing such formal notice only on Thursday afternoons Eastern Time. First DataBank is a leading provider of comprehensive drug information, including drug pricing, to healthcare professionals and pharmacists.

     CollaGenex sued Mutual in the United States District Court for the Eastern District of New York, alleging that Mutual infringed CollaGenex's patents for Periostat for the treatment of adult periodontitis. CollaGenex's complaint also alleged that Mutual infringed CollaGenex's patent rights by submitting an Abbreviated New Drug Application ("ANDA") with the Food and Drug Administration ("FDA"), seeking FDA approval to market a generic tablet version of Periostat.

     In a separate action in the United States District Court for the District of Columbia, CollaGenex sought and, on July 22, 2003, was granted a preliminary injunction preventing the FDA from approving generic versions of Periostat, including Mutual's version. Mutual intervened in that case.

     In July 2003, Mutual commenced an action against CollaGenex in the United States District Court for the Eastern District of Pennsylvania. Mutual alleged that CollaGenex had engaged in an effort to monopolize the market for low-dose doxycycline products.

     In  the   settlement,   Mutual   agreed  and  confessed  to  judgment  that
CollaGenex's Periostat patents are valid and would be infringed by the commercial manufacture, use, sale, importation or offer for sale of the generic version of Periostat for which Mutual submitted its ANDA. Mutual consented to a judgment enjoining Mutual and any party acting in concert with Mutual from infringing CollaGenex's patents by making and selling a generic version of Periostat until CollaGenex's patents expire or are declared invalid or unenforceable by a court of competent jurisdiction, or until Mutual is granted a license under the patents, which will occur under the License and Supply Agreement if a third-party, generic version of Periostat is launched and remains on the market for a certain period of time or CollaGenex materially breaches its obligations under the agreement. Finally, Mutual agreed to withdraw from the FDA case in the District of Columbia.

     CollaGenex agreed to pay to Mutual the amount of $2,000,000, which represents a portion of the anticipated fees and expenses that CollaGenex will save as a result of the settlement of the pending actions with Mutual. This charge will be recorded in the first quarter of 2004. Under CollaGenex's license agreement with the State

University of New York ("SUNY") covering Periostat, CollaGenex is entitled to deduct costs incurred to defend its patents, including this payment, from current and future royalties due SUNY on net sales of Periostat and Mutual's branded version of Periostat.

     "This settlement is highly favorable to CollaGenex and resolves the inherent risk and uncertainty involved with outstanding litigation," said Colin Stewart, president and chief executive officer of CollaGenex. "Most importantly, it enables us to move forward to capitalize on the significant opportunities to continue to grow and build awareness of the Periostat franchise, as well as develop the new MR version and other proprietary products in our pipeline."

     "Nevertheless, we remain committed to vigorously enforcing our patent rights against any party that seeks to infringe those rights, and we will continue to pursue any unauthorized use of our intellectual property," concluded Mr. Stewart.

     Nancy C. Broadbent, chief financial officer of CollaGenex, added, "During the second quarter of 2004, we will be shipping to Mutual an initial stocking order of product, including a one-time promotional allowance, which we expect will affect our quarterly sales patterns and profitability for a portion of 2004. Thereafter, we anticipate that our reported sales will be primarily driven by end user demand, and we expect to generate gross margins in the range of 86 to 88% of our total net sales of Periostat, including Mutual's branded version."

Conference Call

     CollaGenex will hold a conference call on Monday, April 12, 2004, at 8:30 A.M. Eastern Time to discuss the Company's settlement with Mutual. Investors and other interested parties can access the conference call by dialing 800-273-1254 in the U.S. or 706-679-8592 internationally, or via a live Internet broadcast on the Company's website at www.collagenex.com.

     For those who cannot listen to the live broadcast, a replay will be available shortly after the call at the aforementioned URL for 90 days. A dial-in replay of the call will be available until 11:59 p.m. on April 26, 2004 by dialing 800-642-1687 or 706-645-9291 internationally and entering access code 6683886.

     CollaGenex Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on providing innovative medical therapies to the dental and dermatology markets. Currently, the Company's 115-person professional pharmaceutical sales force markets Periostat, which is indicated as an adjunct to scaling and root planing for the treatment of adult periodontitis. Periostat is the first and only pharmaceutical to treat periodontal disease by inhibiting the enzymes that destroy periodontal support tissues, and by enhancing bone protein synthesis. The sales force also promotes Atridox(R), Atrisorb FreeFlow(R) and Atrisorb-D(R) FreeFlow, Atrix Laboratories Inc.'s products for the treatment of adult periodontitis, to the dental market, and Pandel(R), a prescription topical corticosteriod licensed from Altana, Inc., to the dermatology market.

     Research has shown that certain unique properties of the tetracyclines discovered during the development of Periostat may be applicable to other diseases involving inflammation and/or destruction of the body's connective tissues, including acne, rosacea, meibomianitis and cancer metastases, among others. CollaGenex is further evaluating Periostat, as well as the new IMPACS(R) compounds, to assess whether they are safe and effective in these applications. In addition, CollaGenex has licensed the Restoraderm(TM) technology, a unique, proprietary dermal drug delivery system, in order to develop a range of topical dermatological products with enhanced pharmacologic and cosmetic properties.

     To receive additional information on the Company, please visit our website at WWW.COLLAGENEX.COM which does not form part of this press release.

     This press release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Investors are cautioned that forward-looking statements involve risks and uncertainties, which may affect the Company's business and prospects. The Company's business of selling, marketing and developing pharmaceutical products is subject to a number of significant risks, including risks relating to the implementation of the Company's sales and marketing plans for Periostat and other products that the Company markets, risks relating to the Company's supply arrangement with Mutual, risks that the FDA will approve generic products that will compete with and limit the market for Periostat, risks inherent in research and development activities, risks associated with conducting business in a highly regulated environment and uncertainty relating to clinical trials of products under development, all as discussed in the Company's periodic filings with the U.S. Securities and Exchange Commission.


Periostat(R) and IMPACS(R) are registered trademarks, and RestoradermTM is a trademark, of CollaGenex Pharmaceuticals, Inc.

All other trade names, trademarks or service marks are the property of their respective owners and are not the property of CollaGenex Pharmaceuticals, Inc. or any of our subsidiaries.

Pandel(R) is a trademark of Taisho Pharmaceuticals.

Atridox(R), Atrisorb(R) and Atrisorb-D(R) are trademarks of Atrix Laboratories, Inc.